Exhibit 23(a)


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Public Service Company of Oklahoma on Form S-3 of our report dated February 28, 1997 incorporated by reference in the Annual Report on Form 10-K of Public Service Company of Oklahoma for the year ended December 31, 1996, and to the reference to us under the headings "Selected Financial Information" and "Experts" in the Prospectus, included in or made a part of this Registration Statement.



                                         /S/ Arthur Andersen LLP


March 31, 1997